EXHIBIT 3.2
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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION


         CDKNET.COM, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of CDKNET.COM, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said Corporation for consideration thereof.

         RESOLVED, that Article FOURTH of the Corporation's Certificate of Incorporation be amended, subject to stockholder approval, to change Article FOURTH thereof so that, as amended said article shall read as follows:

         "FOURTH: Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one hundred and five million (105,000,000), of which seventy-five million (100,000,000) shall be shares of Common Stock, $.0001 par value, and five million (5,000,000) shall be shares of Preferred Stock, $.0001 par value ("Series Preference Stock")."

SECOND: That thereafter, a majority of the outstanding stock entitled to vote thereon, consented to the adoption of said amendment to the Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of Delaware on November 22, 2002.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State to Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


         IN WITNESS WHEREOF, said CDKNET.COM, INC. has caused this certificate to be signed by its duly authorized officer, Steven A. Horowitz, its Chairman and CEO this 10th day of November, 2003.

                                                   CDKNET.COM, INC.


                                                   By: /s/ Steven A. Horowitz
                                                       -----------------------
                                                       Steven A. Horowitz,
                                                       Chairman and CEO

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

         CDKNET.COM, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FOURTH of the Corporation's Certificate of Incorporation shall be amended, subject to stockholder approval, to add the following paragraphs:

         On the Split Effective Date (as defined below), the Corporation shall effect a one-for-fifty-five reverse stock split pursuant to which every shares of the Corporation's Common Stock issued and outstanding or held in treasury will be automatically converted into one new share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split shall be effective as of the close of business on November 20, 2003 (the "Split Effective Date"). The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of such Common Stock issued pursuant to the Reverse Stock Split but shall issue cash in lieu of any such fractional share.

         On the Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of Common Stock without any action by the stockholder thereof. As soon as practicable after the Split Effective Date, the Corporation or its agent shall notify the stockholders and request the surrender of their certificates for their existing shares with instructions as to how to receive new certificates.

SECOND: That thereafter, a majority of the outstanding stock entitled to vote thereon, consented to the adoption of said amendment to the Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of Delaware on November 22, 2002.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State Delaware.

         IN WITNESS WHEREOF, said CDKNET.COM, INC. has caused this certificate to be signed by its duly authorized officer, Steven A. Horowitz, its Chairman and CEO this 10th day of November, 2003.

                                                   CDKNET.COM, INC.


                                                   By: /s/ Steven A. Horowitz
                                                       -----------------------
                                                       Steven A. Horowitz,
                                                       Chairman and CEO